Exhibit 99.1

Soluna Board of Directors Unanimously Votes John Belizaire as CEO of Soluna Holdings

ALBANY, N.Y.–Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), the parent company of Soluna Computing, Inc. (“SCI”), a developer of green data centers for Bitcoin mining and other intensive computing, announced today the Soluna Board of Directors has voted in favor of John Belizaire becoming CEO of Soluna Holdings, Inc. in addition to his role as CEO of Soluna Computing, Inc. This appointment executes on the contents of the press release from Soluna March 20, 2023 announcing this transition.

Belizaire is one of the founders of Soluna Computing, Inc. prior to its acquisition by Mechanical Technology, Inc. (MTI) and will succeed Michael Toporek as CEO of Soluna Holdings, Inc. Toporek will become Executive Chairman of the Board of Directors, succeeding William Phelan, who will become Lead Independent Director of the Company. The transition is effective immediately.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (SLNH)

Soluna Holdings, Inc. is the leading developer of green data centers that convert excess renewable energy into global computing resources. Soluna builds modular, scalable data centers for computing intensive, batchable applications such as Bitcoin mining, AI, and machine learning. Soluna provides a cost-effective alternative to battery storage or transmission lines. Soluna uses technology and intentional design to solve complex, real-world challenges. Up to 30% of the power of renewable energy projects can go to waste. Soluna’s data centers enable clean electricity asset owners to ‘Sell. Every. Megawatt.’

Contacts

John Belizaire

CEO

Soluna Holdings, Inc.

hello@soluna.io